EXHIBIT (m)(1)(b)

SCHEDULE A

EATON VANCE SPECIAL INVESTMENT TRUST CLASS A DISTRIBUTION PLAN August 9, 2010

Name of Fund	Adoption Date

Eaton Vance Balanced Fund	December 31, 1998
Eaton Vance Capital & Income Strategies Fund	October 16, 2006
Eaton Vance Commodity Strategy Fund	February 8, 2010
Eaton Vance Enhanced Equity Option Income Fund	December 10, 2007
Eaton Vance Equity Asset Allocation Fund	October 16, 2006
Eaton Vance Institutional Short Term Income Fund	October 21, 2002
Eaton Vance Institutional Short Term Treasury Fund	December 31, 1998
Eaton Vance Investment Grade Income Fund	November 17, 2008
Eaton Vance Large-Cap Core Fund	June 18, 2002
Eaton Vance Large-Cap Value Fund	December 31, 1998
Eaton Vance Option Absolute Return Strategy Fund	August 9, 2010
Eaton Vance Real Estate Fund	April 26, 2010
Eaton Vance Risk-Managed Equity Option Income Fund	December 10, 2007
Eaton Vance Short Term Real Return Fund	February 8, 2010
Eaton Vance Small-Cap Growth Fund	December 31, 1998
Eaton Vance Small-Cap Value Fund	March 18, 2002
Eaton Vance Special Equities Fund	December 31, 1998
Eaton Vance Tax-Advantaged Bond Strategies Real Return Fund	February 8, 2010
Eaton Vance Utilities Fund	December 31, 1998

A-1